NOTE PURCHASE AGREEMENT

      AGREEMENT made as of this 18th day of May 2005, by and between ROO Group, Inc. (the "Company") and Robert Petty ("Petty").

                              W I T N E S S E T H:

      WHEREAS, the Company requires funding for its continued operations as a provider of technology and content required for video to be played on the Internet;

      WHEREAS, the Company desires to issue to Petty and Petty has agreed to purchase from the Company, a $600,000 principal amount promissory note (the "Note"), substantially in the form attached hereto as Exhibit A; and

      WHEREAS, as partial consideration for the Purchase Price (defined below), the Company is entering into a certain Registration Rights Agreement (the "Registration Rights Agreement") entered into as of May 18, 2005, in the form attached hereto as Exhibit B.

      NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

      1.    PURCHASE AND SALE OF THE NOTE.

      Purchase and Sale. Upon the terms and conditions herein contained, at the Closing (as hereinafter defined), the Company agrees to sell the Note to Petty and Petty agrees to purchase the Note from the Company, which note shall be secured by a general security interest in and to any and all assets of the Company.

      2.    CONSIDERATION.

      Purchase Price. The purchase price for the Note (the "Purchase Price") shall be Petty's payment of Five Hundred Thousand Five Hundred Dollars ($500,500) to the Company, receipt of which is hereby acknowledged. As further consideration for the Purchase Price, the Company shall enter into the Registration Rights Agreement.

      3.    CLOSING.

      3.1 Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the "Closing") is taking place simultaneously with the execution of this Agreement, at the offices of Sichenzia Ross Friedman Ference LLP, at the date first set forth above (hereinafter the "Closing Date").

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      3.2 Delivery by the Company. At the Closing,  the Company shall deliver to
Petty: (a) the Note; and (b) the executed Registration Rights Agreement.

      3.3 Delivery by Petty. At the Closing, Petty shall deliver to the the Company the sum of Five Hundred Thousand Five Hundred Dollars ($500,500) (in a manner to be agreed upon by Petty and the Company).

      4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Petty as follows:

      4.1 Due Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite power and authority to own, lease, operate and/or utilize its assets and properties and to carry on its business as presently conducted and as presently contemplated, to the extent material to the business of the Company. The Company is duly qualified to transact business and in good standing in each jurisdiction in which the nature of its business or the locations of its property requires such qualification, except where the failure to do so would not have a material adverse effect on the Company's business, operations, assets or condition (financial or otherwise).

      4.2 Power and Authority. The Company has the requisite corporate power and authority to execute and deliver this Agreement and the Note and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium, insolvency, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally. When executed and delivered by the Company at the Closing, the Note will be a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights, specific performance, injunctive or other equitable remedies.

      4.3 No Breach; Consents. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) result in any lien upon any of the property of the Company (other than in favor of Petty) or (ii) violate, conflict with or otherwise result in the breach of any of the terms and conditions of, result in a material modification of or accelerate or trigger the rights of any person under, or constitute (or with notice or lapse of time or both would constitute) a default under (a) any instrument, contract or other agreement to which the Company is a party or by or to which it or any of its properties is bound or subject; (b) any law applicable to the Company or any of its properties or operations; or (d) any permit. No consent, approval or authorization of, or declaration or filing with, any governmental authority or other person is required that has not been obtained on the part of the Company in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby, except such filings as may be required or advisable under federal or state securities laws.

      5. REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF PETTY. Petty hereby represents, warrants and acknowledges to the Company as follows:

      5.1 Investment Purposes. Petty is acquiring the Note for his own account, for investment purposes only and not with a view to resale or other distribution thereof, nor with the intention of selling, transferring or otherwise disposing of all or any part of the Note, or any interest therein, for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of such Note made in full compliance with all applicable provisions of the Securities Act of 1993 (the "Act") and the Securities Exchange Act of 1934 ("Exchange Act"), and the Rules and Regulations promulgated by the Securities and Exchange Commission thereunder, all as amended; and that such Note must be held indefinitely unless it is subsequently registered under the Act, or an exemption from such registration is available.

      5.2 Sophisticated Investor. Petty has sufficient knowledge and experience of financial and business matters, is able to evaluate the merits and risks of purchasing the Note and has had substantial experience in previous private and public purchases of securities.

      6.    POST-CLOSING COVENANTS.

      6.1 Further Assurances. Each of the parties hereto shall, prior to, on or after the Closing, as may be appropriate, execute such documents and other papers and take such other further actions as may be reasonably required to carry out the provisions hereof and effectuate the transactions contemplated hereby and in the Note. Each such party hereto shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including obtaining any consents required in connection herewith.

      7.    Miscellaneous

      7.1 Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

      7.2 Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or transmitted by telecopy or telex, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, at the following addresses (or such others as shall be provided in writing hereinafter):


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

         (a) If to the Company, to:

                           ROO Group, Inc.
                           62 White Street, Suite 3A
                           New York, NY 10013
                           Tel. No.: (646) 352-0260
                           Fax No.: (646) 619-4074

         (b) If to Petty, to:

                           Robert Petty
                           c/o Roo Group, Inc.
                           62 White Street, Suite 3A
                           New York, New York 10013
                           Tel. No.: (646) 352-0260
                           Fax No.: (646) 619-4074

      7.3 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

      7.4 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

      7.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

      7.6 Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

      7.7 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.


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

      7.8 Arbitration. Any controversy or dispute arising out of or in connection with this Agreement, its interpretation, performance or termination, which the parties hereto are unable to resolve within a reasonable time after written notice from one (1) party to the other of the existence of such controversy or dispute shall be determined by arbitration. Such arbitration shall be in accordance with the rules and procedures then in effect of the National Association of Securities Dealers, Inc. by a securities industry panel. The costs and expenses of such arbitration, including attorney's fees and expenses, shall be awarded as determined by the arbitrators.

      7.9 Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                      THE COMPANY:

                                      ROO GROUP, INC.


                                      /s/ Robin Smyth
                                      ---------------------------------
                                      Robin Smyth
                                      Chief Financial Officer


                                      PETTY:


                                      /s/ Robert Petty
                                      ---------------------------------
                                      Robert Petty

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